Exhibit 99.2

Earnings Release and Supplemental Information Package

First Quarter 2022

American Homes 4 Rent

2

American Homes 4 Rent
Earnings Press Release
American Homes 4 Rent Reports First Quarter 2022 Financial and Operating Results
Delivers Another Consistent Quarter of Double-Digit Core FFO per Share Growth
CALABASAS, Calif., May 5, 2022—American Homes 4 Rent (NYSE: AMH) (the “Company”), a leading provider of high-quality single-family homes for rent, today announced its financial and operating results for the quarter ended March 31, 2022.
Highlights
•Rents and other single-family property revenues increased 13.9% year-over-year to $356.1 million for the first quarter of 2022.
•Net income attributable to common shareholders totaled $55.9 million, or $0.16 per diluted share, for the first quarter of 2022, compared to $30.2 million, or $0.09 per diluted share, for the first quarter of 2021.
•Core Funds from Operations (“Core FFO”) attributable to common share and unit holders increased 18.8% year-over-year to $0.38 per FFO share and unit for the first quarter of 2022 and Adjusted Funds from Operations (“Adjusted FFO”) attributable to common share and unit holders increased 20.5% year-over-year to $0.35 per FFO share and unit for the first quarter of 2022.
•Core Net Operating Income (“Core NOI”) from Same-Home properties increased by 10.8% year-over-year for the first quarter of 2022.
•Achieved Same-Home Average Occupied Days Percentage of 97.5% in the first quarter of 2022, while generating 12.3% rate growth on new leases.
•Delivered a total of 452 high-quality and energy efficient newly constructed homes from our AMH Development program in the first quarter of 2022, helping contribute inventory to our country’s under-supplied housing stock.
•Issued 10,000,000 Class A common shares raising net proceeds of $375.8 million and offered 13,000,000 Class A common shares on a forward basis for future estimated net proceeds of $488.6 million.
•Subsequent to quarter end, issued $600.0 million of 3.625% unsecured senior notes due 2032 and $300.0 million of 4.300% unsecured senior notes due 2052.
•Subsequent to quarter end, redeemed all outstanding shares of the 5.875% Series F perpetual preferred shares.
“We are pleased to report another strong quarter of consistent execution across the American Homes 4 Rent platform, leading to Core FFO per share growth of nearly 19%,” stated David Singelyn, American Homes 4 Rent’s Chief Executive Officer. “Demand for our rental homes remains robust and we are in a great position to capitalize on the upcoming leasing season. Additionally, our recent and highly successful equity and debt offerings raised over $1.7 billion of capital, fully funding our external capital needs for the year and enabling us to drive incremental value for shareholders through open market acquisitions and our one-of-a-kind development program.”
First Quarter 2022 Financial Results
Net income attributable to common shareholders totaled $55.9 million, or $0.16 per diluted share, for the first quarter of 2022, compared to $30.2 million, or $0.09 per diluted share, for the first quarter of 2021. This increase was primarily due to a larger number of occupied properties associated with growth in the Company’s portfolio, higher rental rates and lower uncollectible rents, as well as higher net gains on property sales and lower financing costs resulting from the redemptions of our Series D and Series E perpetual preferred shares in the second quarter of 2021.
Rents and other single-family property revenues increased 13.9% to $356.1 million for the first quarter of 2022, compared to $312.6 million for the first quarter of 2021. Revenue growth was driven by an increase in our average occupied portfolio which grew to 53,995 homes for the first quarter of 2022, compared to 51,648 homes for the first quarter of 2021, as well as higher rental rates and lower uncollectible rents.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	3

American Homes 4 Rent
Earnings Press Release (continued)
Core NOI from our total portfolio increased 15.3% to $197.4 million for the first quarter of 2022, compared to $171.2 million for the first quarter of 2021. This growth was driven by a 13.9% increase in core revenues resulting from a larger number of occupied properties, higher rental rates and lower uncollectible rents, partially offset by an 11.3% increase in core property operating expenses.
For the Company’s Same-Home portfolio, rents from single-family properties increased 7.6% to $262.7 million for the first quarter of 2022, compared to $244.2 million for the first quarter of 2021, which was driven by a 7.5% increase in Average Monthly Realized Rent per property and a 20 basis point increase in Average Occupied Days Percentage. This growth was further benefited by (i) 20 basis points of contribution from higher fees and (ii) 110 basis points from lower uncollectible rents, which resulted in 8.9% growth in core revenues from Same-Home properties. Core property operating expenses from Same-Home properties increased 5.4% to $89.3 million for the first quarter of 2022, compared to $84.7 million for the first quarter of 2021. As a result, Core NOI from Same-Home properties increased 10.8% to $175.3 million for the first quarter of 2022, compared to $158.2 million for the first quarter of 2021.
Core FFO attributable to common share and unit holders was $149.8 million, or $0.38 per FFO share and unit, for the first quarter of 2022, compared to $116.9 million, or $0.32 per FFO share and unit, for the first quarter of 2021. Adjusted FFO attributable to common share and unit holders was $138.1 million, or $0.35 per FFO share and unit, for the first quarter of 2022, compared to $106.3 million, or $0.29 per FFO share and unit, for the first quarter of 2021. These improvements were primarily attributable to a larger number of occupied properties associated with growth in the Company’s portfolio, higher rental rates and lower uncollectible rents, as well as lower financing costs resulting from the redemptions of our Series D and Series E perpetual preferred shares in the second quarter of 2021.
Portfolio
Average Occupied Days Percentage was 96.2% for the first quarter of 2022, compared to 96.7% for the fourth quarter of 2021. The decrease in Average Occupied Days Percentage is primarily attributable to higher volumes of recent acquisitions.
Investments
As of March 31, 2022, the Company’s wholly-owned portfolio consisted of 57,984 homes, compared to 57,024 homes as of December 31, 2021, an increase of 960 homes during the first quarter of 2022, which included 325 newly constructed homes delivered through our AMH Development Program, 606 homes acquired through our National Builder Program and traditional acquisition channel and 200 homes acquired in a bulk transaction from an unconsolidated joint venture, partially offset by 171 homes sold to third parties or contributed to an unconsolidated joint venture. As of March 31, 2022, the Company had 855 properties held for sale and 1,849 properties held in unconsolidated joint ventures.
Capital Activities, Balance Sheet and Liquidity
In January 2022, the Company issued 10,000,000 Class A common shares of beneficial interest, $0.01 par value per share, in an underwritten public offering, raising net proceeds of $375.8 million after deducting underwriting fees and before offering costs of approximately $0.2 million. The Company used the net proceeds from the offering to repay indebtedness under its revolving credit facility and for general corporate purposes. In connection with this offering, the Company also entered into a forward sale agreement to issue an additional 13,000,000 Class A common shares of beneficial interest, $0.01 par value per share, for future estimated net proceeds of $488.6 million after deducting underwriting fees. The forward sale agreement expires in January 2023 and the Company expects to use these net proceeds (i) to repay indebtedness it has incurred or expects to incur under its revolving credit facility, (ii) to develop new single-family properties and communities, (iii) to acquire and renovate single-family properties and for related activities in accordance with its business strategy and (iv) for

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	4

American Homes 4 Rent
Earnings Press Release (continued)
general corporate purposes. As of March 31, 2022, the Company has estimated net proceeds of $488.6 million available from future settlement under the forward sale agreements.
As of March 31, 2022, the Company had cash and cash equivalents of $56.6 million and had total outstanding debt of $4.0 billion, excluding unamortized discounts and unamortized deferred financing costs, with a weighted-average interest rate of 3.8% and a weighted-average term to maturity of 11.4 years. The Company had $410.0 million of outstanding borrowings on its $1.25 billion revolving credit facility at the end of the quarter. Additionally, the Company has no debt maturities, other than recurring principal amortization, until 2024. During the first quarter of 2022, the Company generated $65.9 million of Retained Cash Flow and sold 169 properties generating $50.6 million of net proceeds.
In April 2022, American Homes 4 Rent, L.P. (the “Operating Partnership”), the entity through which the Company conducts substantially all of its business and owns, directly or through subsidiaries, substantially all of its assets, issued $600.0 million of 3.625% unsecured senior notes with a maturity date of April 15, 2032 and $300.0 million of 4.300% unsecured senior notes with a maturity date of April 15, 2052. Interest on the notes is payable semi-annually in arrears on April 15 and October 15 of each year, commencing on October 15, 2022. The Operating Partnership received aggregate net proceeds of $870.3 million from these issuances, after underwriting fees of approximately $6.5 million and a $23.2 million discount, and before estimated offering costs of $1.6 million. The Operating Partnership used net proceeds from this offering to repay amounts outstanding on its revolving credit facility and in connection with the redemption of its Series F preferred shares and intends to use the remaining net proceeds for general corporate purposes, including, without limitation, property acquisitions and developments, the expansion, redevelopment and/or improvement of existing properties in the Operating Partnership’s portfolio, other capital expenditures, the redemption of its other preferred shares, the repayment of outstanding indebtedness, working capital and other general purposes.
In May 2022, the Company redeemed all 6,200,000 shares of the outstanding 5.875% Series F perpetual preferred shares, $0.01 par value per share, for cash at the liquidation preference of $25.00 per share plus any accrued and unpaid dividends.

2022 Guidance
As the Company’s heaviest spring leasing season is still ahead, no changes have been made to previous Full Year 2022 guidance ranges.

Full Year 2022
(Unchanged)
Core FFO attributable to common share and unit holders		$1.53 - $1.59
Core FFO attributable to common share and unit holders growth		12.5% - 16.9%

Same-Home
Core revenues growth		7.25% - 9.25%
Core property operating expenses growth		4.75% - 6.75%
Core NOI growth		8.50% - 10.50%

Investment Program	Properties	Investment
Wholly owned inventory additions	3,300 - 3,900	$1.2 - $1.5 billion
Wholly owned land and development pipeline	—	$300 - $400 million
Pro rata share of JV and Property Enhancing Capex	—	$100 million
Total capital investment (wholly owned and pro rata JV)	3,300 - 3,900	$1.6 - $2.0 billion
Total gross capital investment (JVs at 100%)	4,100 - 4,800	$1.7 - $2.2 billion

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	5

American Homes 4 Rent
Earnings Press Release (continued)
Note: The Company does not provide guidance for the most comparable GAAP financial measures of net income or loss, total revenues and property operating expenses, or a reconciliation of the above-listed forward-looking non-GAAP financial measures to the comparable GAAP financial measures because we are unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, net gain or loss on sales and impairment of single-family properties, casualty loss, Non-Same-Home revenues and Non-Same-Home property operating expenses. These items are uncertain, depend on various factors and could have a material impact on our GAAP results for the guidance period.
Additional Information
A copy of the Company’s First Quarter 2022 Earnings Release and Supplemental Information Package and this press release are available on our website at www.americanhomes4rent.com. This information has also been furnished to the SEC in a current report on Form 8-K.

Conference Call
A conference call is scheduled on Friday, May 6, 2022 at 12:00 p.m. Eastern Time to discuss the Company’s financial results for the quarter ended March 31, 2022 and to provide an update on its business. The domestic dial-in number is (877) 451-6152 (U.S. and Canada) and the international dial-in number is (201) 389-0879 (passcode not required). A simultaneous audio webcast may be accessed by using the link at www.americanhomes4rent.com, under “Investor relations.” A replay of the conference call may be accessed through Friday, May 20, 2022 by calling (844) 512-2921 (U.S. and Canada) or (412) 317-6671 (international), replay passcode number 13728838#, or by using the link at www.americanhomes4rent.com, under “Investor relations.”
About American Homes 4 Rent
American Homes 4 Rent (NYSE: AMH) is a leader in the single-family home rental industry and “American Homes 4 Rent” is a nationally recognized brand for rental homes, known for high-quality, good value and resident satisfaction. We are an internally managed Maryland real estate investment trust, or REIT, focused on acquiring, developing, renovating, leasing, and operating attractive, single-family homes as rental properties. As of March 31, 2022, we owned 57,984 single-family properties in selected submarkets in 22 states.
Forward-Looking Statements
This press release and the accompanying Supplemental Information Package contain “forward-looking statements.” These forward-looking statements relate to beliefs, expectations or intentions and similar statements concerning matters that are not of historical fact and are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “intend,” “potential,” “plan,” “goal,” “outlook,” “guidance” or other words that convey the uncertainty of future events or outcomes. Examples of forward-looking statements contained in this press release include, among others, our 2022 Guidance, our belief that our acquisition and homebuilding programs will result in continued growth and the estimated timing of our development deliveries set forth in the Supplemental Information Package. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While the Company’s management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control and could cause actual results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	6

American Homes 4 Rent
Earnings Press Release (continued)
no obligation to update any forward-looking statements to conform to actual results or changes in its expectations, unless required by applicable law. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the “Risk Factors” disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and in the Company’s subsequent filings with the SEC.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	7

American Homes 4 Rent
Fact Sheet
(Amounts in thousands, except per share and property data)
(Unaudited)

	For the Three Months Ended Mar 31,
	2022	2021
Operating Data
Net income attributable to common shareholders	$55,939	$30,214
Core revenues	$303,833	$266,778
Core NOI	$197,427	$171,179
Core NOI margin	65.0%	64.2%
Fully Adjusted EBITDAre	$174,410	$150,871
Fully Adjusted EBITDAre Margin	56.9%	56.1%
Per FFO share and unit:
FFO attributable to common share and unit holders	$0.35	$0.29
Core FFO attributable to common share and unit holders	$0.38	$0.32
Adjusted FFO attributable to common share and unit holders	$0.35	$0.29

	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021
Selected Balance Sheet Information - end of period
Single-family properties in operation, net	$9,558,186	$9,247,493	$8,955,100	$8,546,652	$8,330,166
Total assets	$11,441,385	$10,962,433	$10,505,367	$9,968,726	$9,686,701
Outstanding borrowings under revolving credit facility	$410,000	$350,000	$—	$620,000	$80,000
Total Debt	$3,978,305	$3,924,181	$3,580,431	$3,456,214	$2,922,374
Total Capitalization	$20,361,492	$21,289,815	$18,671,083	$18,379,670	$16,096,244
Total Debt to Total Capitalization	19.5%	18.4%	19.2%	18.8%	18.2%
Net Debt and Preferred Shares to Adjusted EBITDAre	6.0 x	6.2 x	5.9 x	5.9 x	6.0 x
NYSE AMH Class A common share closing price	$40.03	$43.61	$38.12	$38.85	$33.34

Portfolio Data - end of period
Occupied single-family properties	54,352	53,637	53,133	52,645	52,025
Single-family properties leased, not yet occupied	481	350	514	563	429
Single-family properties in turnover process	1,054	1,063	822	581	747
Single-family properties recently renovated or developed	378	364	102	39	44
Single-family properties newly acquired and under renovation	864	951	902	368	103
Total single-family properties, excluding properties held for sale	57,129	56,365	55,473	54,196	53,348
Single-family properties held for sale	855	659	604	589	636
Total single-family properties wholly owned	57,984	57,024	56,077	54,785	53,984
Single-family properties managed under joint ventures	1,849	1,942	1,729	1,530	1,383
Total single-family properties wholly owned and managed	59,833	58,966	57,806	56,315	55,367
Total Average Occupied Days Percentage (1)	96.2%	96.7%	97.0%	97.3%	97.1%
Same-Home Average Occupied Days Percentage (48,423 properties)	97.5%	97.7%	97.4%	97.9%	97.3%

Other Data
Distributions declared per common share	$0.18	$0.10	$0.10	$0.10	$0.10
Distributions declared per Series D perpetual preferred share (2)	$—	$—	$—	$0.30	$0.41
Distributions declared per Series E perpetual preferred share (3)	$—	$—	$—	$0.40	$0.40
Distributions declared per Series F perpetual preferred share (4)	$0.37	$0.37	$0.37	$0.37	$0.37
Distributions declared per Series G perpetual preferred share	$0.37	$0.37	$0.37	$0.37	$0.37
Distributions declared per Series H perpetual preferred share	$0.39	$0.39	$0.39	$0.39	$0.39
(1)Calculated based on total single-family properties wholly owned, excluding properties held for sale.
(2)The 6.500% Series D perpetual preferred shares were redeemed on June 7, 2021 and the distributions for the three months ended June 30, 2021 represent the accrued and unpaid dividends paid to shareholders as part of the redemption.
(3)The 6.350% Series E perpetual preferred shares were redeemed on June 30, 2021.
(4)The 5.875% Series F perpetual preferred shares were redeemed on May 5, 2022.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	8

American Homes 4 Rent
Condensed Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Mar 31,
	2022	2021
Rents and other single-family property revenues	$356,105	$312,573

Expenses:
Property operating expenses	133,643	118,694
Property management expenses	26,034	23,699
General and administrative expense	17,282	15,205
Interest expense	27,567	28,005
Acquisition and other transaction costs	5,974	4,846
Depreciation and amortization	99,954	90,071
Total expenses	310,454	280,520

Gain on sale and impairment of single-family properties and other, net	22,044	16,069
Other income and expense, net	2,319	799

Net income	70,014	48,921

Noncontrolling interest	8,312	4,925
Dividends on preferred shares	5,763	13,782

Net income attributable to common shareholders	$55,939	$30,214

Weighted-average common shares outstanding:
Basic	345,742,526	316,982,460
Diluted	346,480,823	317,441,397

Net income attributable to common shareholders per share:
Basic	$0.16	$0.10
Diluted	$0.16	$0.09

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	9

American Homes 4 Rent
Funds from Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Mar 31,
	2022	2021
Net income attributable to common shareholders	$55,939	$30,214
Adjustments:
Noncontrolling interests in the Operating Partnership	8,312	4,925
Gain on sale and impairment of single-family properties and other, net	(22,044)	(16,069)
Adjustments for unconsolidated joint ventures	(371)	382
Depreciation and amortization	99,954	90,071
Less: depreciation and amortization of non-real estate assets	(2,992)	(2,788)
FFO attributable to common share and unit holders	$138,798	$106,735
Adjustments:
Acquisition, other transaction costs and other	5,974	4,846
Noncash share-based compensation - general and administrative	4,030	4,342
Noncash share-based compensation - property management	999	999
Core FFO attributable to common share and unit holders	$149,801	$116,922
Recurring Capital Expenditures	(11,178)	(9,651)
Leasing costs	(535)	(975)
Adjusted FFO attributable to common share and unit holders	$138,088	$106,296

Per FFO share and unit:
FFO attributable to common share and unit holders	$0.35	$0.29
Core FFO attributable to common share and unit holders	$0.38	$0.32
Adjusted FFO attributable to common share and unit holders	$0.35	$0.29

Weighted-average FFO shares and units:
Common shares outstanding	345,742,526	316,982,460
Share-based compensation plan and forward sale equity contracts (1)	1,162,605	756,539
Operating partnership units	51,376,980	51,664,757
Total weighted-average FFO shares and units	398,282,111	369,403,756
(1)Reflects the effect of potentially dilutive securities issuable upon the assumed vesting/exercise of restricted stock units and stock options and the dilutive effect of forward sale equity contracts under the treasury stock method.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	10

American Homes 4 Rent
Core Net Operating Income – Total Portfolio
(Amounts in thousands)
(Unaudited)

	For the Three Months Ended Mar 31,
	2022	2021
Rents from single-family properties	$301,665	$268,321
Fees from single-family properties	6,087	5,174
Bad debt	(3,919)	(6,717)
Core revenues	303,833	266,778

Property tax expense	51,942	47,408
HOA fees, net (1)	5,408	4,967
R&M and turnover costs, net (1)	22,003	18,236
Insurance	3,373	2,788
Property management expenses, net (2)	23,680	22,200
Core property operating expenses	106,406	95,599

Core NOI	$197,427	$171,179
Core NOI margin	65.0%	64.2%

	For the Three Months Ended Mar 31, 2022
	Same-Home Properties	Stabilized Properties	Non-Stabilized Properties (3)	Held for Sale and Other Properties (4)	Total Single-Family Properties Wholly Owned
Property count	48,423	3,619	4,223	1,719	57,984
Average Occupied Days Percentage	97.5%	97.2%	76.4%	65.4%	95.7%

Rents from single-family properties	$262,720	$21,602	$14,143	$3,200	$301,665
Fees from single-family properties	4,995	429	574	89	6,087
Bad debt	(3,137)	(168)	(278)	(336)	(3,919)
Core revenues	264,578	21,863	14,439	2,953	303,833

Property tax expense	44,532	3,442	2,879	1,089	51,942
HOA fees, net (1)	4,688	291	319	110	5,408
R&M and turnover costs, net (1)	18,045	1,030	1,928	1,000	22,003
Insurance	2,877	237	184	75	3,373
Property management expenses, net (2)	19,111	1,717	2,226	626	23,680
Core property operating expenses	89,253	6,717	7,536	2,900	106,406

Core NOI	$175,325	$15,146	$6,903	$53	$197,427
Core NOI margin	66.3%	69.3%	47.8%	1.8%	65.0%
(1)Presented net of tenant charge-backs.
(2)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.
(3)Includes 1,739 recently renovated or developed properties that do not meet the definition of Stabilized Property at the start of the quarter and 2,484 legacy-tenant properties which have not experienced tenant turnover under our ownership (the majority of which were acquired through bulk acquisitions, such as the ARPI merger) or properties currently out of service due to a casualty loss.
(4)Includes 855 properties held for sale and 864 single-family properties newly acquired and under renovation that are not yet placed into service. Average Occupied Days Percentage is calculated based only on properties held for sale.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	11

American Homes 4 Rent
Same-Home Results – Quarterly Comparisons
(Amounts in thousands, except property and per property data)
(Unaudited)

	For the Three Months Ended Mar 31,
	2022	2021	Change
Number of Same-Home properties	48,423	48,423
Average Occupied Days Percentage	97.5%	97.3%	0.2%
Average Monthly Realized Rent per property	$1,856	$1,727	7.5%
Turnover Rate	6.2%	7.0%	(0.8)%
Turnover Rate - TTM	29.0%	N/A

Core NOI:
Rents from single-family properties	$262,720	$244,237	7.6%
Fees from single-family properties	4,995	4,528	10.3%
Bad debt	(3,137)	(5,852)	(46.4)%
Core revenues	264,578	242,913	8.9%

Property tax expense	44,532	42,601	4.5%
HOA fees, net (1)	4,688	4,402	6.5%
R&M and turnover costs, net (1)	18,045	15,809	14.1%
Insurance	2,877	2,498	15.2%
Property management expenses, net (2)	19,111	19,393	(1.5)%
Core property operating expenses	89,253	84,703	5.4%

Core NOI	$175,325	$158,210	10.8%
Core NOI margin	66.3%	65.1%

Selected Property Expenditure Details:
Recurring Capital Expenditures	$9,933	$8,442	17.7%

Per property:
Average Recurring Capital Expenditures	$205	$174	17.7%
Average R&M and turnover costs, net, plus Recurring Capital Expenditures	$578	$501	15.4%

Property Enhancing Capex	$10,933	$12,572
(1)Presented net of tenant charge-backs.
(2)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	12

American Homes 4 Rent
Same-Home Results – Sequential Quarterly Results
(Amounts in thousands, except per property data)
(Unaudited)

	For the Three Months Ended
	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021
Average Occupied Days Percentage	97.5%	97.7%	97.4%	97.9%	97.3%
Average Monthly Realized Rent per property	$1,856	$1,828	$1,799	$1,756	$1,727

Average Change in Rent for Renewals	7.5%	6.7%	5.6%	5.4%	5.1%
Average Change in Rent for Re-Leases	12.3%	12.3%	15.8%	13.6%	10.0%
Average Blended Change in Rent	8.8%	8.7%	9.0%	7.9%	6.8%

Core NOI:
Rents from single-family properties	$262,720	$259,508	$254,667	$249,679	$244,237
Fees from single-family properties	4,995	5,006	5,112	4,810	4,528
Bad debt	(3,137)	(3,094)	(3,834)	(5,852)	(5,852)
Core revenues	264,578	261,420	255,945	248,637	242,913

Property tax expense	44,532	42,369	42,735	43,045	42,601
HOA fees, net (1)	4,688	5,031	4,880	4,711	4,402
R&M and turnover costs, net (1)	18,045	19,483	23,185	20,117	15,809
Insurance	2,877	2,615	2,618	2,613	2,498
Property management expenses, net (2)	19,111	19,972	19,410	18,394	19,393
Core property operating expenses	89,253	89,470	92,828	88,880	84,703

Core NOI	$175,325	$171,950	$163,117	$159,757	$158,210
Core NOI margin	66.3%	65.8%	63.7%	64.3%	65.1%

Selected Property Expenditure Details:
Recurring Capital Expenditures	$9,933	$10,728	$14,792	$11,616	$8,442

Per property:
Average Recurring Capital Expenditures	$205	$222	$305	$240	$174
Average R&M and turnover costs, net, plus Recurring Capital Expenditures	$578	$624	$784	$655	$501

Property Enhancing Capex	$10,933	$12,748	$13,332	$14,965	$12,572
(1)Presented net of tenant charge-backs.
(2)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	13

American Homes 4 Rent
Same-Home Results – Operating Metrics by Market

	Number of Properties	Gross Book Value per Property	% of 1Q22 NOI	Avg. Change in Rent for Renewals (1)	Avg. Change in Rent for Re-Leases (1)	Avg. Blended Change in Rent (1)
Atlanta, GA	4,351	$187,693	8.5%	8.5%	16.0%	10.6%
Dallas-Fort Worth, TX	3,931	169,154	7.6%	7.1%	10.8%	8.0%
Charlotte, NC	3,565	200,620	8.0%	7.5%	10.1%	8.2%
Indianapolis, IN	2,715	158,378	4.5%	7.5%	6.7%	7.2%
Phoenix, AZ	2,691	181,226	5.8%	9.2%	20.9%	12.0%
Nashville, TN	2,623	221,780	6.6%	7.7%	12.3%	8.8%
Houston, TX	2,459	169,706	4.2%	5.4%	7.3%	5.7%
Tampa, FL	2,315	204,200	4.6%	8.4%	19.6%	10.9%
Jacksonville, FL	2,254	181,886	4.5%	7.7%	16.8%	9.8%
Columbus, OH	1,975	177,086	4.1%	7.3%	6.5%	7.1%
Raleigh, NC	1,954	189,132	3.9%	6.5%	10.8%	7.8%
Cincinnati, OH	1,905	179,546	4.0%	7.6%	7.6%	7.6%
Greater Chicago area, IL and IN	1,625	186,682	3.0%	7.2%	10.9%	8.4%
Orlando, FL	1,576	187,727	3.2%	6.3%	17.9%	8.5%
Salt Lake City, UT	1,483	261,085	3.9%	7.2%	11.7%	8.5%
Charleston, SC	1,193	205,413	2.4%	8.4%	6.3%	7.5%
San Antonio, TX	1,004	170,816	1.8%	6.1%	9.4%	7.0%
Las Vegas, NV	974	185,295	2.1%	8.3%	18.9%	10.6%
Savannah/Hilton Head, SC	898	185,376	1.8%	7.1%	15.9%	10.6%
Seattle, WA	818	281,696	2.0%	8.6%	11.8%	9.3%
All Other (2)	6,114	196,236	13.5%	7.4%	12.3%	8.8%
Total/Average	48,423	$190,770	100.0%	7.5%	12.3%	8.8%

	Average Occupied Days Percentage			Average Monthly Realized Rent per Property
	1Q22 QTD	1Q21 QTD	Change	1Q22 QTD	1Q21 QTD	Change
Atlanta, GA	97.5%	97.4%	0.1%	$1,849	$1,704	8.5%
Dallas-Fort Worth, TX	97.7%	97.3%	0.4%	1,955	1,822	7.3%
Charlotte, NC	97.3%	97.4%	(0.1)%	1,811	1,688	7.3%
Indianapolis, IN	96.9%	97.4%	(0.5)%	1,612	1,509	6.8%
Phoenix, AZ	97.4%	97.7%	(0.3)%	1,777	1,601	11.0%
Nashville, TN	98.4%	96.3%	2.1%	1,948	1,821	7.0%
Houston, TX	98.2%	97.3%	0.9%	1,802	1,712	5.3%
Tampa, FL	98.2%	97.9%	0.3%	1,935	1,779	8.8%
Jacksonville, FL	97.9%	97.1%	0.8%	1,811	1,669	8.5%
Columbus, OH	96.0%	97.8%	(1.8)%	1,860	1,738	7.0%
Raleigh, NC	96.5%	96.7%	(0.2)%	1,713	1,617	5.9%
Cincinnati, OH	96.8%	97.1%	(0.3)%	1,816	1,689	7.5%
Greater Chicago area, IL and IN	98.0%	97.9%	0.1%	2,053	1,926	6.6%
Orlando, FL	98.7%	95.8%	2.9%	1,898	1,773	7.1%
Salt Lake City, UT	97.9%	98.0%	(0.1)%	2,034	1,889	7.7%
Charleston, SC	94.9%	97.4%	(2.5)%	1,927	1,803	6.9%
San Antonio, TX	96.8%	97.2%	(0.4)%	1,733	1,622	6.8%
Las Vegas, NV	97.7%	97.2%	0.5%	1,833	1,680	9.1%
Savannah/Hilton Head, SC	96.9%	98.6%	(1.7)%	1,779	1,642	8.3%
Seattle, WA	97.9%	98.1%	(0.2)%	2,256	2,127	6.1%
All Other (2)	97.6%	97.4%	0.2%	1,847	1,714	7.8%
Total/Average	97.5%	97.3%	0.2%	$1,856	$1,727	7.5%
(1)Reflected for the three months ended March 31, 2022.
(2)Represents 15 markets in 13 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	14

American Homes 4 Rent
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	Mar 31, 2022	Dec 31, 2021
	(Unaudited)
Assets
Single-family properties:
Land	$2,122,442	$2,062,039
Buildings and improvements	9,583,889	9,258,387
Single-family properties in operation	11,706,331	11,320,426
Less: accumulated depreciation	(2,148,145)	(2,072,933)
Single-family properties in operation, net	9,558,186	9,247,493
Single-family properties under development and development land	972,034	882,159
Single-family properties held for sale, net	140,627	114,907
Total real estate assets, net	10,670,847	10,244,559
Cash and cash equivalents	56,626	48,198
Restricted cash	150,354	143,569
Rent and other receivables	43,869	41,587
Escrow deposits, prepaid expenses and other assets	263,883	216,625
Investments in unconsolidated joint ventures	109,861	121,950
Asset-backed securitization certificates	25,666	25,666
Goodwill	120,279	120,279
Total assets	$11,441,385	$10,962,433

Liabilities
Revolving credit facility	$410,000	$350,000
Asset-backed securitizations, net	1,903,715	1,908,346
Unsecured senior notes, net	1,622,806	1,622,132
Accounts payable and accrued expenses	394,085	343,526
Total liabilities	4,330,606	4,224,004

Commitments and contingencies

Equity
Shareholders’ equity:
Class A common shares	3,476	3,374
Class B common shares	6	6
Preferred shares	154	154
Additional paid-in capital	6,873,257	6,492,933
Accumulated deficit	(445,709)	(438,710)
Accumulated other comprehensive income	1,698	1,814
Total shareholders’ equity	6,432,882	6,059,571
Noncontrolling interest	677,897	678,858
Total equity	7,110,779	6,738,429

Total liabilities and equity	$11,441,385	$10,962,433

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	15

American Homes 4 Rent
Debt Summary as of March 31, 2022
(Amounts in thousands)
(Unaudited)

	Secured	Unsecured	Total Balance	% of Total	Interest Rate (1)	Years to Maturity (2)
Floating rate debt:
Revolving credit facility (3)	$—	$410,000	$410,000	10.3%	1.55%	4.0
Total floating rate debt	—	410,000	410,000	10.3%	1.55%	4.0

Fixed rate debt:
AH4R 2014-SFR2	471,981	—	471,981	11.9%	4.42%	2.5
AH4R 2014-SFR3	487,356	—	487,356	12.3%	4.40%	2.7
AH4R 2015-SFR1	513,233	—	513,233	12.9%	4.14%	23.0
AH4R 2015-SFR2	445,735	—	445,735	11.2%	4.36%	23.5
2028 unsecured senior notes	—	500,000	500,000	12.6%	4.08%	5.9
2029 unsecured senior notes	—	400,000	400,000	10.1%	4.90%	6.9
2031 unsecured senior notes	—	450,000	450,000	11.3%	2.46%	9.3
2051 unsecured senior notes	—	300,000	300,000	7.4%	3.38%	29.3
Total fixed rate debt	1,918,305	1,650,000	3,568,305	89.7%	4.04%	12.2

Total Debt	$1,918,305	$2,060,000	3,978,305	100.0%	3.78%	11.4

Unamortized discounts and loan costs			(41,784)
Total debt per balance sheet			$3,936,521

Maturity Schedule by Year (2)	Total Debt	% of Total
Remaining 2022	$15,536	0.4%
2023	20,714	0.5%
2024	951,418	23.9%
2025	10,302	0.3%
2026	420,302	10.6%
Thereafter	2,560,033	64.3%
Total	$3,978,305	100.0%
(1)Interest rates are as of March 31, 2022 and reflect the effect of any hedging instruments, as applicable.
(2)Years to maturity and maturity schedule reflect all debt on a fully extended basis.
(3)The interest rate shown above reflects the Company’s LIBOR-based borrowing rate, based on 1-month LIBOR and applicable margin as of period end. Balance reflects borrowings outstanding as of March 31, 2022.

Interest Expense Reconciliation

	For the Three Months Ended Mar 31,
(Amounts in thousands)	2022	2021
Interest expense per income statement and included in Core FFO attributable to common share and unit holders	$27,567	$28,005
Less: amortization of discounts, loan costs and cash flow hedges	(2,453)	(1,829)
Add: capitalized interest	12,894	5,878
Cash interest	$38,008	$32,054

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	16

American Homes 4 Rent
Capital Structure and Credit Metrics as of March 31, 2022
(Amounts in thousands, except share and per share data)
(Unaudited)

Total Capitalization
Total Debt		$3,978,305	19.5%

Total preferred shares		385,000	1.9%

Common equity at market value:
Common shares outstanding	348,277,963
Operating partnership units	51,376,980
Total shares and units	399,654,943
NYSE AMH Class A common share closing price at March 31, 2022	$40.03
Market value of common shares and operating partnership units		15,998,187	78.6%

Total Capitalization		$20,361,492	100.0%

Preferred Shares	Earliest Redemption Date	Outstanding Shares			Annual Dividend Per Share	Annual Dividend Amount
Series			Per Share	Total
5.875% Series F Perpetual Preferred Shares (1)	4/24/2022	6,200,000	$25.00	$155,000	$1.469	$9,106
5.875% Series G Perpetual Preferred Shares	7/17/2022	4,600,000	$25.00	115,000	$1.469	6,756
6.250% Series H Perpetual Preferred Shares	9/19/2023	4,600,000	$25.00	115,000	$1.563	7,188
Total preferred shares		15,400,000		$385,000		$23,050
(1)The 5.875% Series F perpetual preferred shares were redeemed on May 5, 2022.

Credit Ratios		Credit Ratings
Net Debt and Preferred Shares to Adjusted EBITDAre	6.0 x	Rating Agency	Rating	Outlook
Fixed Charge Coverage	4.0 x	Moody's Investor Service	Baa3	Positive
Unencumbered Core NOI percentage	68.5%	S&P Global Ratings	BBB-	Positive

Unsecured Senior Notes Covenant Ratios	Requirement		Actual
Ratio of Indebtedness to Total Assets	<	60.0%	29.8%
Ratio of Secured Debt to Total Assets	<	40.0%	14.3%
Ratio of Unencumbered Assets to Unsecured Debt	>	150.0%	495.2%
Ratio of Consolidated Income Available for Debt Service to Interest Expense	>	1.50 x	4.71 x

Unsecured Credit Facility Covenant Ratios	Requirement		Actual
Ratio of Total Indebtedness to Total Asset Value	<	60.0%	29.0%
Ratio of Secured Indebtedness to Total Asset Value	<	40.0%	13.2%
Ratio of Unsecured Indebtedness to Unencumbered Asset Value	<	60.0%	24.9%
Ratio of EBITDA to Fixed Charges	>	1.50 x	3.47 x
Ratio of Unencumbered NOI to Unsecured Interest Expense	>	1.75 x	8.83 x

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	17

American Homes 4 Rent
Top 20 Markets Summary as of March 31, 2022
Property Information (1)

Market	Number of Properties	Percentage of Total Properties	Gross Book Value per Property	Avg. Sq. Ft.	Avg. Age (years)
Atlanta, GA	5,690	10.0%	$208,034	2,167	16.9
Dallas-Fort Worth, TX	4,310	7.5%	171,394	2,113	17.9
Charlotte, NC	3,900	6.8%	205,748	2,099	17.2
Phoenix, AZ	3,334	5.8%	196,946	1,834	18.2
Nashville, TN	3,118	5.5%	231,839	2,108	15.6
Indianapolis, IN	2,932	5.1%	166,541	1,930	19.2
Houston, TX	2,850	5.0%	172,146	2,103	16.2
Jacksonville, FL	2,770	4.8%	201,781	1,935	14.3
Tampa, FL	2,662	4.7%	214,682	1,940	15.1
Raleigh, NC	2,167	3.8%	194,694	1,886	16.4
Columbus, OH	2,134	3.7%	184,663	1,867	19.9
Cincinnati, OH	2,134	3.7%	189,751	1,848	19.3
Orlando, FL	1,840	3.2%	197,054	1,899	18.9
Salt Lake City, UT	1,830	3.2%	287,922	2,227	16.2
Greater Chicago area, IL and IN	1,686	3.0%	186,917	1,869	20.6
Las Vegas, NV	1,597	2.8%	241,031	1,879	14.3
Charleston, SC	1,512	2.6%	222,077	1,970	11.7
San Antonio, TX	1,331	2.3%	190,253	1,938	13.8
Seattle, WA	1,106	1.9%	315,583	2,002	12.5
Savannah/Hilton Head, SC	990	1.7%	196,390	1,887	13.6
All Other (3)	7,236	12.9%	214,197	1,900	17.0
Total/Average	57,129	100.0%	$204,910	1,989	16.8
Leasing Information (1)

Market	Avg. Occupied Days Percentage (2)	Avg. Monthly Realized Rent per Property (2)	Avg. Change in Rent for Renewals (2)	Avg. Change in Rent for Re-Leases (2)	Avg. Blended Change in Rent (2)
Atlanta, GA	96.1%	$1,877	8.6%	16.0%	10.6%
Dallas-Fort Worth, TX	97.1%	1,961	7.2%	11.0%	8.1%
Charlotte, NC	96.6%	1,819	7.4%	10.1%	8.2%
Phoenix, AZ	96.0%	1,767	9.3%	20.8%	12.0%
Nashville, TN	97.3%	1,951	7.6%	12.3%	8.7%
Indianapolis, IN	95.7%	1,625	7.5%	6.7%	7.2%
Houston, TX	96.4%	1,812	5.4%	6.9%	5.6%
Jacksonville, FL	97.3%	1,841	7.6%	15.6%	9.6%
Tampa, FL	97.9%	1,952	8.4%	19.0%	10.7%
Raleigh, NC	95.6%	1,736	6.5%	10.9%	7.9%
Columbus, OH	94.7%	1,870	7.3%	6.2%	6.9%
Cincinnati, OH	95.7%	1,822	7.6%	7.6%	7.6%
Orlando, FL	97.9%	1,907	6.3%	17.7%	8.5%
Salt Lake City, UT	95.8%	2,070	7.2%	11.0%	8.4%
Greater Chicago area, IL and IN	97.2%	2,077	7.2%	10.7%	8.4%
Las Vegas, NV	93.9%	1,920	8.4%	17.4%	10.5%
Charleston, SC	92.6%	1,947	8.4%	5.9%	7.3%
San Antonio, TX	94.3%	1,763	6.3%	8.5%	6.9%
Seattle, WA	94.3%	2,311	8.7%	11.2%	9.3%
Savannah/Hilton Head, SC	96.3%	1,785	7.1%	16.0%	10.6%
All Other (3)	95.8%	1,857	7.4%	12.0%	8.8%
Total/Average	96.2%	$1,872	7.5%	12.1%	8.8%
(1)Property and leasing information based on total single-family properties wholly owned, excluding properties held for sale.
(2)Reflected for the three months ended March 31, 2022.
(3)Represents 15 markets in 13 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	18

American Homes 4 Rent
Property Additions

	1Q22 Additions
Market	Number of Properties	Average Total Investment Cost (1)
Atlanta, GA	245	$334,820
Las Vegas, NV	86	374,161
Salt Lake City, UT	69	468,131
Jacksonville, FL	62	314,857
Nashville, TN	61	381,159
Charleston, SC	53	313,732
Phoenix, AZ	49	471,234
San Antonio, TX	46	291,618
Seattle, WA	46	460,390
Boise, ID	38	381,235
Cincinnati, OH	37	321,242
Tampa, FL	37	381,865
Charlotte, NC	35	391,825
Indianapolis, IN	31	315,195
Tucson, AZ	31	358,099
Memphis, TN	24	363,149
Orlando, FL	23	339,863
Knoxville, TN	23	403,944
Dallas-Fort Worth, TX	20	355,172
Savannah/Hilton Head, SC	19	361,462
All Other (2)	96	372,984
Total/Average	1,131	$366,314
(1)Reflects on a per property basis (i) Estimated Total Investment Cost of traditional channel acquisitions, (ii) purchase price, including closing costs, or total internal development costs of newly constructed homes and (iii) total purchase price, including historic pro rata investment cost, if applicable, of properties acquired through bulk or joint venture portfolio acquisitions.
(2)Represents 11 markets in seven states.
Property Dispositions

	Mar 31, 2022 Single-Family Properties Held for Sale	1Q22 Dispositions
Market		Number of Properties	Average Net Proceeds per Property
Inland Empire, CA	132	10	$485,600
Houston, TX	123	30	236,367
Greater Chicago area, IL and IN	104	26	244,077
Atlanta, GA	80	15	293,667
Bay Area, CA	52	3	655,333
Central Valley, CA	49	3	323,000
Dallas-Fort Worth, TX	48	18	306,889
Charlotte, NC	45	1	388,000
Indianapolis, IN	22	10	237,500
Jacksonville, FL	22	2	348,500
Nashville, TN	21	4	434,750
Orlando, FL	15	3	290,333
Phoenix, AZ	15	2	475,500
San Antonio, TX	14	2	221,000
Tampa, FL	13	8	343,250
Austin, TX	12	1	291,000
Columbus, OH	12	8	276,875
Cincinnati, OH	11	7	241,000
Miami, FL	9	1	394,000
Milwaukee, WI	8	1	359,000
All Other (1)	48	14	304,429
Total/Average	855	169	$299,254
(1)Represents 16 markets in 11 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	19

American Homes 4 Rent
AMH Development Pipeline Summary as of March 31, 2022

	YTD 1Q22 Deliveries			Mar 31, 2022 Lots for Future Delivery (1)
Market	Number of Properties	Average Total Investment Cost	Average Monthly Rent
Atlanta, GA	70	$302,000	$2,250	974
Salt Lake City, UT	66	423,000	2,540	374
Las Vegas, NV	65	325,000	2,200	1,492
Charlotte, NC	43	339,000	2,290	732
Charleston, SC	37	297,000	2,080	971
Nashville, TN	33	315,000	2,140	620
Seattle, WA	32	435,000	2,750	276
Boise, ID	30	352,000	2,340	573
Jacksonville, FL	18	262,000	1,910	1,233
Raleigh, NC	16	330,000	2,160	44
Orlando, FL	15	286,000	2,170	1,254
Tampa, FL	14	284,000	2,150	1,138
Phoenix, AZ	13	335,000	2,260	1,736
Denver, CO	—	—	—	495
Columbus, OH	—	—	—	252
Total/Average	452	$339,000	$2,290	12,164
Lots optioned				1,986
Total lots owned and optioned				14,150

Estimated Delivery Timing

	Dec 31, 2021 Lots for Future Delivery (2)	YTD 1Q22 Lots Added (3)	YTD 1Q22 Deliveries	Full Year Estimated 2022 Deliveries (4)	Deliveries Thereafter (4)
Wholly-owned development pipeline	12,096	1,356	325	1,300 – 1,500	12,052
Joint venture development pipeline (5)	1,038	112	127	800 – 900	300
Total development properties	13,134	1,468	452	2,100 – 2,400	12,352
(1)Lots controlled in escrow are not included.
(2)Represents 12,132 lots owned and 1,002 lots optioned at December 31, 2021. Lots controlled in escrow are not included.
(3)Represents lots acquired and optioned.
(4)Reflects the Company’s latest development program estimates as of May 5, 2022.
(5)Represents two unconsolidated joint ventures for each of which the Company holds a 20% interest.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	20

American Homes 4 Rent
Lease Expirations

	MTM	2Q22	3Q22	4Q22	1Q23	Thereafter
Lease expirations	3,660	12,574	12,724	8,469	11,949	5,457

Share Repurchase / ATM Share Issuance History
(Amounts in thousands, except share and per share data)

	Share Repurchases			ATM Share Issuances
Period	Common Shares Repurchased	Purchase Price	Avg. Price Paid Per Share	Common Shares Issued	Gross Proceeds	Avg. Issuance Price Per Share
2018	1,804,163	$34,933	$19.36	—	$—	$—
2019	—	—	—	—	—	—
2020	—	—	—	86,130	2,414	28.03
2021	—	—	—	1,749,286	72,344	41.36
1Q22	—	—	—	—	—	—
Total	1,804,163	34,933	$19.36	1,835,416	74,758	$40.73
	Remaining authorization:	$265,067		Remaining authorization:	$425,242

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	21

American Homes 4 Rent
2022 Guidance
As the Company’s heaviest spring leasing season is still ahead, no changes have been made to previous Full Year 2022 guidance ranges.

Full Year 2022
(Unchanged)
Core FFO attributable to common share and unit holders		$1.53 - $1.59
Core FFO attributable to common share and unit holders growth		12.5% - 16.9%

Same-Home
Core revenues growth		7.25% - 9.25%
Core property operating expenses growth		4.75% - 6.75%
Core NOI growth		8.50% - 10.50%

Investment Program	Properties	Investment
Wholly owned inventory additions	3,300 - 3,900	$1.2 - $1.5 billion
Wholly owned land and development pipeline	—	$300 - $400 million
Pro rata share of JV and Property Enhancing Capex	—	$100 million
Total capital investment (wholly owned and pro rata JV)	3,300 - 3,900	$1.6 - $2.0 billion
Total gross capital investment (JVs at 100%)	4,100 - 4,800	$1.7 - $2.2 billion
Note: The Company does not provide guidance for the most comparable GAAP financial measures of net income or loss, total revenues and property operating expenses, or a reconciliation of the above-listed forward-looking non-GAAP financial measures to the comparable GAAP financial measures because we are unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, net gain or loss on sales and impairment of single-family properties, casualty loss, Non-Same-Home revenues and Non-Same-Home property operating expenses. These items are uncertain, depend on various factors and could have a material impact on our GAAP results for the guidance period.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	22

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations
(Unaudited)

Average Blended Change in Rent
The percentage change in rent on all non-month-to-month lease renewals and re-leases during the period, compared to the annual rent of the previous expired non-month-to-month comparable long-term lease for each individual property.

Average Change in Rent for Re-Leases
The percentage change in annual rent on properties re-leased during the period, compared to the annual rent of the comparable long-term previous expired lease for each individual property.

Average Change in Rent for Renewals
The percentage change in rent on non-month-to-month comparable long-term lease renewals during the period.

Average Monthly Realized Rent
For the related period, Average Monthly Realized Rent is calculated as the lease component of rents and other single-family property revenues (i.e., rents from single-family properties) divided by the product of (a) number of properties and (b) Average Occupied Days Percentage, divided by the number of months. For properties partially owned during the period, this calculation is adjusted to reflect the number of days of ownership.

Average Occupied Days Percentage
The number of days a property is occupied in the period divided by the total number of days the property is owned during the same period after initially being placed in-service. This calculation excludes properties classified as held for sale except where presented for Total Single-Family Properties Wholly Owned in Core Net Operating Income – Total Portfolio.

Core Net Operating Income (“Core NOI”) and Same-Home Core NOI
Core NOI, which we also present separately for our Same-Home, unencumbered and encumbered portfolios, is a supplemental non-GAAP financial measure that we define as core revenues, which is calculated as rents and other single-family property revenues, excluding expenses reimbursed by tenant charge-backs, less core property operating expenses, which is calculated as property operating and property management expenses, excluding noncash share-based compensation expense and expenses reimbursed by tenant charge-backs.

Core NOI also excludes (1) gain or loss on early extinguishment of debt, (2) hurricane-related charges, net, which result in material charges to the impacted single-family properties, (3) gains and losses from sales or impairments of single-family properties and other, (4) depreciation and amortization, (5) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations, (6) noncash share-based compensation expense, (7) interest expense, (8) general and administrative expense, and (9) other income and expense, net. We believe Core NOI provides useful information to investors about the operating performance of our single-family properties without the impact of certain operating expenses that are reimbursed through tenant charge-backs.

Core NOI and Same-Home Core NOI should be considered only as supplements to net income or loss as a measure of our performance and should not be used as measures of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Additionally, these metrics should not be used as substitutes for net income or loss or net cash flows from operating activities (as computed in accordance with GAAP).

23

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following are reconciliations of core revenues, Same-Home core revenues, core property operating expenses, Same-Home core property operating expenses, Core NOI and Same-Home Core NOI to their respective GAAP metrics for the three months ended March 31, 2022 and 2021 (amounts in thousands):

	For the Three Months Ended Mar 31,
	2022	2021
Core revenues and Same-Home core revenues
Rents and other single-family property revenues	$356,105	$312,573
Tenant charge-backs	(52,272)	(45,795)
Core revenues	303,833	266,778
Less: Non-Same-Home core revenues	39,255	23,865
Same-Home core revenues	$264,578	$242,913

Core property operating expenses and Same-Home core property operating expenses
Property operating expenses	$133,643	$118,694
Property management expenses	26,034	23,699
Noncash share-based compensation - property management	(999)	(999)
Expenses reimbursed by tenant charge-backs	(52,272)	(45,795)
Core property operating expenses	106,406	95,599
Less: Non-Same-Home core property operating expenses	17,153	10,896
Same-Home core property operating expenses	$89,253	$84,703

Core NOI and Same-Home Core NOI
Net income	$70,014	$48,921
Gain on sale and impairment of single-family properties and other, net	(22,044)	(16,069)
Depreciation and amortization	99,954	90,071
Acquisition and other transaction costs	5,974	4,846
Noncash share-based compensation - property management	999	999
Interest expense	27,567	28,005
General and administrative expense	17,282	15,205
Other income and expense, net	(2,319)	(799)
Core NOI	197,427	171,179
Less: Non-Same-Home Core NOI	22,102	12,969
Same-Home Core NOI	$175,325	$158,210

24

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following are reconciliations of core revenues, Same-Home core revenues, core property operating expenses, Same-Home core property operating expenses, Core NOI, Same-Home Core NOI, Unencumbered Core NOI and Encumbered Core NOI to their respective GAAP metrics for the trailing five quarters (amounts in thousands):

	For the Three Months Ended
	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021
Core revenues and Same-Home core revenues
Rents and other single-family property revenues	$356,105	$338,092	$339,563	$313,654	$312,573
Tenant charge-backs	(52,272)	(41,772)	(52,723)	(38,014)	(45,795)
Core revenues	303,833	296,320	286,840	275,640	266,778
Less: Non-Same-Home core revenues	39,255	34,900	30,895	27,003	23,865
Same-Home core revenues	$264,578	$261,420	$255,945	$248,637	$242,913

Core property operating expenses and Same-Home core property operating expenses
Property operating expenses	$133,643	$120,239	$134,694	$116,578	$118,694
Property management expenses	26,034	26,188	24,562	22,416	23,699
Noncash share-based compensation - property management	(999)	(726)	(680)	(599)	(999)
Expenses reimbursed by tenant charge-backs	(52,272)	(41,772)	(52,723)	(38,014)	(45,795)
Core property operating expenses	106,406	103,929	105,853	100,381	95,599
Less: Non-Same-Home core property operating expenses	17,153	14,459	13,025	11,501	10,896
Same-Home core property operating expenses	$89,253	$89,470	$92,828	$88,880	$84,703

Core NOI and Same-Home Core NOI
Net income	$70,014	$61,323	$48,501	$51,814	$48,921
Gain on sale and impairment of single-family properties and other, net	(22,044)	(13,295)	(9,572)	(10,760)	(16,069)
Depreciation and amortization	99,954	97,166	94,494	91,117	90,071
Acquisition and other transaction costs	5,974	4,656	3,279	2,968	4,846
Noncash share-based compensation - property management	999	726	680	599	999
Interest expense	27,567	28,263	31,097	27,528	28,005
General and administrative expense	17,282	15,799	12,647	12,793	15,205
Other income and expense, net	(2,319)	(2,247)	(139)	(800)	(799)
Core NOI	197,427	192,391	180,987	175,259	171,179
Less: Non-Same-Home Core NOI	22,102	20,441	17,870	15,502	12,969
Same-Home Core NOI	$175,325	$171,950	$163,117	$159,757	$158,210

Unencumbered Core NOI and Encumbered Core NOI
Core NOI	$197,427	$192,391	$180,987	$175,259	$171,179
Less: Encumbered Core NOI	61,446	59,995	57,191	56,243	55,712
Unencumbered Core NOI	$135,981	$132,396	$123,796	$119,016	$115,467

25

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Credit Ratios
We present the following selected metrics because we believe they are helpful as supplemental measures in assessing the Company’s ability to service its financing obligations and in evaluating balance sheet leverage against that of other real estate companies. The tables below reconcile these metrics, which are calculated in part based on several non-GAAP financial measures.

Net Debt and Preferred Shares to Adjusted EBITDAre

(Amounts in thousands)	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021
Total Debt	$3,978,305	$3,924,181	$3,580,431	$3,456,214	$2,922,374
Less: cash and cash equivalents	(56,626)	(48,198)	(63,997)	(40,585)	(75,237)
Less: asset-backed securitization certificates	(25,666)	(25,666)	(25,666)	(25,666)	(25,666)
Less: restricted cash related to securitizations	(42,626)	(41,162)	(36,559)	(42,115)	(40,439)
Net debt	$3,853,387	$3,809,155	$3,454,209	$3,347,848	$2,781,032
Preferred shares at liquidation value	385,000	385,000	385,000	385,000	883,750
Net debt and preferred shares	$4,238,387	$4,194,155	$3,839,209	$3,732,848	$3,664,782

Adjusted EBITDAre - TTM	$703,217	$678,591	$656,090	$636,857	$611,661

Net Debt and Preferred Shares to Adjusted EBITDAre	6.0 x	6.2 x	5.9 x	5.9 x	6.0 x

Fixed Charge Coverage

(Amounts in thousands)	For the Trailing Twelve Months Ended Mar 31, 2022
Interest expense per income statement	$114,455
Less: amortization of discounts, loan costs and cash flow hedges	(9,414)
Add: capitalized interest	40,812
Cash interest	145,853
Dividends on preferred shares	29,904
Fixed charges	$175,757

Adjusted EBITDAre - TTM	$703,217

Fixed Charge Coverage	4.0 x
Unencumbered Core NOI Percentage

	For the Three Months Ended				For the Trailing Twelve Months Ended Mar 31, 2022
(Amounts in thousands)	Jun 30, 2021	Sep 30, 2021	Dec 31, 2021	Mar 31, 2022
Unencumbered Core NOI	$119,016	$123,796	$132,396	$135,981	$511,189
Core NOI	175,259	180,987	192,391	197,427	746,064
Unencumbered Core NOI Percentage					68.5%

26

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

EBITDA / EBITDAre / Adjusted EBITDAre / Fully Adjusted EBITDAre / Adjusted EBITDAre Margin / Fully Adjusted EBITDAre Margin
EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure and is used by us and others as a supplemental measure of performance. EBITDAre is a supplemental non-GAAP financial measure, which we calculate in accordance with the definition approved by the National Association of Real Estate Investment Trusts (“NAREIT”) by adjusting EBITDA for gains and losses from sales or impairments of single-family properties and adjusting for unconsolidated partnerships and joint ventures on the same basis. Adjusted EBITDAre is a supplemental non-GAAP financial measure calculated by adjusting EBITDAre for (1) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations, (2) noncash share-based compensation expense, (3) hurricane-related charges, net which result in material charges to the impacted single-family properties, and (4) gain or loss on early extinguishment of debt. Fully Adjusted EBITDAre is a supplemental non-GAAP financial measure calculated by adjusting Adjusted EBITDAre for (1) Recurring Capital Expenditures and (2) leasing costs. Adjusted EBITDAre Margin is a supplemental non-GAAP financial measure calculated as Adjusted EBITDAre divided by rents and other single-family property revenues, net of tenant charge-backs and adjusted for income from unconsolidated joint ventures. Fully Adjusted EBITDAre Margin is a supplemental non-GAAP financial measure calculated as Fully Adjusted EBITDAre divided by rents and other single-family property revenues, net of tenant charge-backs and adjusted for income from unconsolidated joint ventures. We believe these metrics provide useful information to investors because they exclude the impact of various income and expense items that are not indicative of operating performance.

27

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following is a reconciliation of net income, as determined in accordance with GAAP, to EBITDA, EBITDAre, Adjusted EBITDAre, Fully Adjusted EBITDAre, Adjusted EBITDAre Margin and Fully Adjusted EBITDAre Margin for the three months ended March 31, 2022 and 2021 (amounts in thousands):

	For the Three Months Ended Mar 31,
	2022	2021
Net income	$70,014	$48,921
Interest expense	27,567	28,005
Depreciation and amortization	99,954	90,071
EBITDA	$197,535	$166,997

Gain on sale and impairment of single-family properties and other, net	(22,044)	(16,069)
Adjustments for unconsolidated joint ventures	(371)	382
EBITDAre	$175,120	$151,310

Noncash share-based compensation - general and administrative	4,030	4,342
Noncash share-based compensation - property management	999	999
Acquisition, other transaction costs and other	5,974	4,846
Adjusted EBITDAre	$186,123	$161,497

Recurring Capital Expenditures	(11,178)	(9,651)
Leasing costs	(535)	(975)
Fully Adjusted EBITDAre	$174,410	$150,871

Rents and other single-family property revenues	$356,105	$312,573
Less: tenant charge-backs	(52,272)	(45,795)
Adjustments for unconsolidated joint ventures - income	2,799	2,086
Rents and other single-family property revenues, net of tenant charge-backs and adjustments for unconsolidated joint ventures	$306,632	$268,864

Adjusted EBITDAre Margin	60.7%	60.1%

Fully Adjusted EBITDAre Margin	56.9%	56.1%

28

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following is a reconciliation of net income, as determined in accordance with GAAP, to EBITDA, EBITDAre and Adjusted EBITDAre for the following trailing twelve month periods (amounts in thousands):

	For the Trailing Twelve Months Ended
	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021
Net income	$231,652	$210,559	$194,578	$186,230	$166,223
Interest expense	114,455	114,893	115,128	113,298	115,328
Depreciation and amortization	382,731	372,848	364,182	356,684	350,403
EBITDA	$728,838	$698,300	$673,888	$656,212	$631,954

Gain on sale and impairment of single-family properties and other, net	(55,671)	(49,696)	(46,652)	(49,286)	(48,523)
Adjustments for unconsolidated joint ventures	1,120	1,873	1,887	1,557	1,496
EBITDAre	$674,287	$650,477	$629,123	$608,483	$584,927

Noncash share-based compensation - general and administrative	9,049	9,361	9,554	9,720	9,546
Noncash share-based compensation - property management	3,004	3,004	2,696	2,463	2,305
Acquisition, other transaction costs and other (1)	16,877	15,749	14,717	16,191	14,883
Adjusted EBITDAre	$703,217	$678,591	$656,090	$636,857	$611,661
(1)Included in acquisition, other transaction costs and other is a net $2.9 million nonrecurring expense related to a legal matter involving a former employee during the three months ended September 30, 2020.

Estimated Total Investment Cost
Represents the sum of purchase price, closing costs and if applicable, estimated initial renovation costs for homes purchased through traditional broker and trustee channels.

FFO / Core FFO / Adjusted FFO attributable to common share and unit holders
FFO attributable to common share and unit holders is a non-GAAP financial measure that we calculate in accordance with the definition approved by NAREIT, which defines FFO as net income or loss calculated in accordance with GAAP, excluding gains and losses from sales or impairment of real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis.

Core FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting FFO attributable to common share and unit holders for (1) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations, (2) noncash share-based compensation expense, (3) hurricane-related charges, net, which result in material charges to the impacted single-family properties, (4) gain or loss on early extinguishment of debt and (5) the allocation of income to our perpetual preferred shares in connection with their redemption.

Adjusted FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting Core FFO attributable to common share and unit holders for (1) Recurring Capital Expenditures that are necessary to help preserve the value and maintain functionality of our properties and (2) capitalized leasing costs incurred during the period. As a portion of our homes are recently developed, acquired and/or renovated, we estimate Recurring Capital Expenditures for our entire portfolio by multiplying (a) current period actual Recurring Capital Expenditures per Same-Home Property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale.

29

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

We present FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, because we consider this metric to be an important measure of the performance of real estate companies, as do many investors and analysts in evaluating the Company. We believe that FFO attributable to common share and unit holders provides useful information to investors because this metric excludes depreciation, which is included in computing net income and assumes the value of real estate diminishes predictably over time. We believe that real estate values fluctuate due to market conditions and in response to inflation. We also believe that Core FFO and Adjusted FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, provide useful information to investors because they allow investors to compare our operating performance to prior reporting periods without the effect of certain items that, by nature, are not comparable from period to period.

FFO, Core FFO and Adjusted FFO attributable to common share and unit holders are not a substitute for net income or net cash provided by operating activities, each as determined in accordance with GAAP, as a measure of our operating performance, liquidity or ability to pay dividends. These metrics also are not necessarily indicative of cash available to fund future cash needs. Because other REITs may not compute these measures in the same manner, they may not be comparable among REITs.

Refer to Funds from Operations for a reconciliation of these metrics to net income attributable to common shareholders, determined in accordance with GAAP.

The following are reconciliations of property management expenses and general administrative expense, as determined in accordance with GAAP, to property management expenses, net of tenant charge-backs and excluding noncash share-based compensation expense, and general and administrative expense, excluding noncash share-based compensation expense, as included in Core FFO attributable to common share and unit holders (amounts in thousands):

	For the Three Months Ended Mar 31,
	2022	2021
Property management expenses	$26,034	$23,699
Less: tenant charge-backs	(1,355)	(500)
Less: noncash share-based compensation - property management	(999)	(999)
Property management expenses, net	$23,680	$22,200

General and administrative expense	$17,282	$15,205
Less: noncash share-based compensation - general and administrative	(4,030)	(4,342)
General and administrative expense, net	$13,252	$10,863

FFO Shares and Units
Includes weighted-average common shares and operating partnership units outstanding, as well as potentially dilutive securities.

Occupied Property
A property is classified as occupied upon commencement (i.e., start date) of a lease agreement, which can occur contemporaneously with or subsequent to execution (i.e., signature).

Property Enhancing Capex
Includes elective capital expenditures to enhance the operating profile of a property, such as investments to increase future revenues or reduce maintenance expenditures.

30

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Recurring Capital Expenditures
For our Same-Home portfolio, Recurring Capital Expenditures includes replacement costs and other capital expenditures recorded during the period that are necessary to help preserve the value and maintain functionality of our properties. For our total portfolio, we calculate Recurring Capital Expenditures by multiplying (a) current period actual Recurring Capital Expenditures per Same-Home property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale.

Retained Cash Flow
Retained Cash Flow is a non-GAAP financial measure that we believe is helpful as a supplemental measure in assessing the Company’s liquidity. This metric is computed by reducing Adjusted FFO attributable to common share and unit holders by common distributions.

Refer to Funds from Operations for a reconciliation of Adjusted FFO attributable to common share and unit holders to net income attributable to common shareholders, determined in accordance with GAAP. The following is a reconciliation of Adjusted FFO attributable to common share and unit holders to Retained Cash Flow (amounts in thousands):

For the Three Months Ended Mar 31, 2022
Adjusted FFO attributable to common share and unit holders	$138,088
Common distributions	(72,186)
Retained Cash Flow	$65,902

Same-Home Property
A property is classified as Same-Home if it has been stabilized longer than 90 days prior to the beginning of the earliest period presented under comparison. A property is removed from Same-Home if it has been classified as held for sale or has been taken out of service as a result of a casualty loss.

Stabilized Property
A property acquired individually (i.e., not through a bulk purchase) is classified as stabilized once it has been renovated by the Company or newly constructed and then initially leased or available for rent for a period greater than 90 days. Properties acquired through a bulk purchase are first considered non-stabilized, as an entire group, until (1) we have owned them for an adequate period of time to allow for complete on-boarding to our operating platform, and (2) a substantial portion of the properties have experienced tenant turnover at least once under our ownership, providing the opportunity for renovations and improvements to meet our property standards. After such time has passed, properties acquired through a bulk purchase are then evaluated on an individual property basis under our standard stabilization criteria.

Total Debt
Includes principal balances on asset-backed securitizations, unsecured senior notes and borrowings outstanding under our revolving credit facility as of period end, and excludes unamortized discounts and unamortized deferred financing costs.

Total Capitalization
Includes the market value of all outstanding common shares and operating partnership units (based on the NYSE AMH Class A common share closing price as of period end), the current liquidation value of preferred shares as of period end and Total Debt.

Turnover Rate
The number of tenant move-outs during the period divided by the total number of properties.

31

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Unsecured Senior Notes Covenant Ratios and Unsecured Credit Facility Covenant Ratios
Debt covenant compliance ratios for the unsecured senior notes show the Company’s compliance with selected covenants provided in the Indenture dated as of February 7, 2018, as supplemented by the First Supplemental Indenture dated as of February 7, 2018 for the 2028 Unsecured Senior Notes, the Second Supplemental Indenture dated as of January 23, 2019 for the 2029 Unsecured Senior Notes, the Third Supplemental Indenture dated as of July 8, 2021 for the 2031 Unsecured Senior Notes, and the Fourth Supplemental Indenture dated as of July 8, 2021 for the 2051 Unsecured Senior Notes, which have been filed as exhibits to the Company’s SEC reports. The ratios for the Unsecured Credit Facility covenants show the Company’s compliance with selected covenants provided in the Credit Agreement dated as of August 17, 2016, as amended by Amendment No. 1 to Credit Agreement dated as of June 30, 2017 and Amendment No. 2 to Credit Agreement dated as of April 15, 2021, which have been filed as exhibits to the Company’s SEC reports.

The debt covenant compliance ratios are provided only to show the Company’s compliance with certain covenants contained in the Indenture governing its unsecured debt securities and in the Credit Agreement, as of the date reported. These ratios should not be used for any other purpose, including without limitation to evaluate the Company’s financial condition or results of operations, nor do they indicate the Company’s covenant compliance as of any other date or for any other period. The capitalized terms in the disclosure are defined in the Indenture or the Credit Agreement, and may differ materially from similar terms used elsewhere in this document and used by other companies that present information about their covenant compliance. For risks related to failure to comply with these covenants, see “Risk Factors – Risks Related to Our Business” and other risks discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and in the Company’s subsequent filings with the SEC.

32

Executive Management

David P. Singelyn	Jack Corrigan
Chief Executive Officer	Chief Investment Officer

Bryan Smith	Christopher C. Lau
Chief Operating Officer	Chief Financial Officer

Sara H. Vogt-Lowell
Chief Legal Officer

Corporate Information	Investor Relations
American Homes 4 Rent	(855) 794-AH4R (2447)
23975 Park Sorrento, Suite 300	investors@ah4r.com
Calabasas, CA 91302	Media Relations
(805) 413-5300
www.americanhomes4rent.com	(805) 413-5088
media@ah4r.com